Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,097,560)
Unrealized Gain (Loss) on Market Value of Futures	488,470
Dividend Income	2,383
Interest Income	6,124
ETF Transaction Fees	350
Total Income (Loss)	$(600,233)

Expenses
General Partner Management Fees	$5,098
Professional Fees	11,356
Brokerage Commissions	1,444
Non-interested Directors' Fees and Expenses	76
Prepaid Insurance Expense	99
NYMEX License Fee	127
Total Expenses	18,200
Expense Waiver	(11,827)
Net Expenses	$6,373
Net Income (Loss)	$(606,606)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/17	$9,436,427
Additions (50,000 Shares)	3,097,161
Net Income (Loss)	(606,606)

Net Asset Value End of Month	$11,926,982
Net Asset Value Per Share (200,000 Shares)	$59.63

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612